EXHIBIT 10.29

GREAT LAKES EDUCATIONAL LOAN SERVICES, INC.
Student Loan Origination and Servicing Agreement

This Agreement, is made as of January 1, 2004, between the GREAT LAKES EDUCATIONAL LOAN SERVICES, INC. (“Great Lakes”) and CONSOLIDATION LOAN FUNDING II, LLC, as beneficial owner of loans the legal title to which will be held by The Bank of New York Trust Company, N.A., as Eligible Lender Trustee (“Eligible Lender Trustee”), Lender #834118 (the “Lender”), an eligible institution engaged in providing loans (“Loans”) to students and parents under Title IV, Part B of the Higher Education Act of 1965, as amended (hereinafter the “Act”).

W I T N E S S E T H:

Whereas, Great Lakes has established a program for originating and servicing Loans under the Act; and

Whereas, the Lender desires that Great Lakes originate and service Loans which are made or purchased by the Lender and which are covered by the Act, according to the terms and conditions set forth herein.

Now Therefore, in consideration of the promises and the terms and conditions set forth herein, the Lender agrees as follows:

1. Loans to be Serviced. Great Lakes and the Lender agree that Great Lakes shall service all Loans covered by the Act which are made or purchased by the Lender and which are guaranteed by Great Lakes Higher Education Guaranty Corporation (the “Guarantor”), and which are submitted to Great Lakes by the Lender and accepted by Great Lakes for servicing.

2. Great Lakes’ Duties as Originator.

     (a) Origination of Consolidation Loans. Great Lakes agrees to provide the following origination services for Consolidation Loans (excluding spousal Consolidation Loans) for the Lender:

(1)	Great Lakes agrees to provide toll free telephone service to allow Consolidation Loan applicants located in the continental United States to contact Great Lakes.

(2)	Great Lakes will provide assistance to applicants with inquiries regarding such matters as proper completion of forms and consolidation program rules.

(3)	Great Lakes shall distribute application forms in response to requests. If the returned or is returned but not properly completed, Great Lakes will contact the applicant offering assistance.

(4)	If the application is properly completed, Great Lakes will send verification certificates to creditors. Great Lakes will contact the creditors if the verification is not returned or is returned but not properly completed.

(5)	Upon receipt of a properly completed verification, and a determination that the application still qualifies for consolidation, Great Lakes on behalf of Lender shall prepare a repayment schedule in accordance with federal regulations and shall make the required disbursements to payoff holders of underlying student loan notes being consolidated. Great Lakes will initiate a next business day ACH funds transfer on the day of disbursement to move the required disbursement funds from a Consolidation Loan Funding II, LLC account to Great Lakes’ checking account. On the morning of the disbursement day, Great Lakes shall fax to The Bank of New York and to The Bank of New York Trust Company, N.A. at fax numbers to be provided by them the dollar amount of loans to be disbursed by Great Lakes that day and shall email to two email addresses to be provided by the Lender a detailed roster of the loans to be funded. Consolidation Loan Funding II, LLC shall then cause the Consolidation Loan Funding II, LLC account to be funded by the time the ACH transaction clears on the business day following the disbursement day. Great Lakes will pay all transaction costs associated with the account including the cost of standard checks and will receive all investment earnings on balances existing from time to time in the account. Great Lakes will reconcile the Great Lakes’ checking account and will confirm that all disbursements are included in the regular periodic reports provided to the Lender under the Servicing Agreement.

(6)	After the consolidation loan has been disbursed, Great Lakes will submit the Loan record to the Guarantor for processing. Great Lakes shall provide Lender and Eligible Lender Trustee a daily report of disbursements made via email.

(b)	Document Handling.

(1)	Great Lakes shall capture and retain a copy of each promissory note on its image system and shall store a backup image copy in a facility remote from Great Lakes’ premises.

(2)	Great Lakes shall hold the original promissory note for safekeeping.

3.	Great Lakes’ Duties as Servicer.

     (a) Great Lakes as servicer of the Loans shall perform all of the Lender’s obligations as holder of Loans as required by the Act and all regulations issued by the U.S. Department of Education or by the guarantor to implement the Act. Great Lakes shall have full power to sign and act on the Lender’s behalf as the Lender’s agent in all transactions with borrowers serviced hereunder. Lender does hereby authorize, constitute, and appoint Great Lakes on its behalf and as its attorney in fact, to endorse those promissory notes for which a claim has been filed with the guarantor. Great Lakes will carry out its responsibilities hereunder in a diligent and lawful manner.

     (b) Great Lakes shall complete all forms and reports required by the U.S. Department of Education and by Great Lakes Higher Education Guaranty Corporation.

     (c) Great Lakes shall prepare a “Lender’s Request for Payment of Interest and Special Allowance” to be used in billing the U.S. Department of Education (the “Department”) for interest and the special allowance for all eligible loans on a quarterly basis. Great Lakes agrees to combine serviced Loan information with 799 forms prepared by third parties for Lender and submit a combined billing to the Department within 30 days following the last day of each quarter (March 31, June 30, September 30, December 31). Lender agrees that Great Lakes may discontinue combining information from third parties when the Department permits multiple parties to submit interest and special allowance billings for the same lender number for the same quarter.

     Great Lakes shall accrue and capitalize interest on those Loans not eligible for interest subsidy.

     (d) Great Lakes shall verify the current status of all borrowers not less often than annually through direct contact with each borrower to ensure correct account information. Great Lakes shall also seek to verify the borrower’s status by direct or indirect contact with educational institutions.

     (e) Great Lakes shall respond to all borrower inquiries in a prompt, courteous and thorough manner.

     (f) When a Loan becomes due for repayment, Great Lakes shall prepare a payment schedule and disclosure statement and mail it to the borrower for signature(s). Prior to the first payment due date, repayment coupons will be prepared and sent to the borrowers.

     (g) Great Lakes shall collect when and as due and remit to Lender all principal, interest, charges and fees (including late fees) owed by borrowers. Great Lakes shall post to the borrower’s account all payments of principal, interest and other charges. Cash receipts shall be remitted to the Lender daily via an ACH transfer initiated by Great Lakes the day after collection. In the event that Great Lakes services Loans that secure more than one series or class of bonds or other indebtedness of Lender, Great Lakes will report all payment allocations separately by financing.

     (h) Great Lakes shall provide reports via email to the Lender and the Eligible Lender Trustee of all monetary transactions as well as periodic summary and account information as required in the “Lender Service Manual” including such items as:

(1)	Detailed periodic reports to support all cash transactions processed;

(2)	Monthly portfolio summary reports and supporting data listings;

(3)	A monthly listing of delinquent accounts; and

(4)	A quarterly report of billings to the U.S. Department of Education for interest and special allowances.

     (i) Great Lakes shall automatically credit the Lender’s account whenever a borrower overpays an account by less than $5.00, and the Lender, at its discretion, can reimburse the borrower. When the overpayment is more than $5.00, Great Lakes shall remit the overpayment directly to the borrower.

     When a borrower’s balance owing is less than $10.00, Great Lakes may, at its discretion, write-off the balance.

     (j) Great Lakes shall handle all required borrower contact functions and shall meet all servicing “due diligence” requirements, as that term is used under the Act and implementing regulations. Such functions include, for example, skip tracing, contacting delinquent borrowers, handling borrower requests forr extensions or deferments, and preparing and processing claims, including death, disability, default, closed school, false certification and bankruptcy claims.

     (k) Great Lakes agrees to prepare and submit all papers and documents necessary to strictly follow reimbursement procedures specified in the guarantor’s Common Manual upon default of borrower and further agrees to promptly remit proceeds to Lender upon receipt from the guarantor.

4. Lender’s Responsibilities. Lender agrees to promptly notify Great Lakes of any transactions involving the Lender and the borrower and/or changes in status or demographic data on any of its accounts if received from sources other than Great Lakes. Lender specifically agrees to promptly notify Great Lakes of any bankruptcy action taken with respect to any Loan.

5. Fees. The Lender agrees to pay Great Lakes the fees established by Great Lakes from time to time for services rendered pursuant to this Agreement. The current fee schedule is attached to this Agreement as Schedule A. Increases or decreases in such schedule may be made from time to time; provided however, that the Lender shall be given 60 days written notice prior to the effective date of any change in the fee schedule. Such effective date shall be the beginning of a calendar quarter (April 1, July 1, October 1, January 1). Statements for services rendered will be provided on a monthly basis and are payable upon receipt.

6. Liability. Great Lakes shall exercise care and due diligence in performing the services required by this Agreement. To the extent that Great Lakes is required to appear in, or is made a defendant in any legal action or other proceeding commenced by a party other than Lender with respect to any matter arising hereunder, Lender shall indemnify and hold Great Lakes harmless from all loss, liability and expense (including reasonable attorneys fees) except for any loss, liability or expense arising out of or relating to Great Lakes’ acts or omissions with regard to the performance of services hereunder. Subject to paragraph 14 below, Great Lakes shall indemnify and hold Lender harmless from all loss, liability and expense (including reasonable attorney’s fees) arising out of or relating to Great Lakes’ acts or omissions with regard to the performance of services hereunder provided however that Great Lakes shall not be liable in the performance of such services except for its negligence or misconduct and provided further that in no event shall Great Lakes be responsible or liable for any consequential damages with respect to any matter whatsoever arising out of this Agreement.

     Either party shall have the right to mitigate its liability under this Agreement by taking such actions as may be appropriate, including but not limited to reperformance.

     If, within a twelve-month period beginning on the date a claim is denied or would have been denied if filed timely, or a cure should be initiated pursuant to the terms of this Agreement, Great Lakes is unable to cure a Loan or to justify that none of the stated reasons for claim denial is attributable to Great Lakes, Great Lakes will purchase the subrogated rights to collect on such Loan from the Lender. Upon payment by Great Lakes of the sum of the unpaid principal amount plus interest and special allowance foregone by Lender at the applicable rate at the time of purchase, the Loan shall be considered a “Subrogated Loan” and shall no longer be considered a “Loan” as defined in this Agreement.

     For any Subrogated Loan for which insurance is reinstated in accordance with guarantor policy, Lender will pay Great Lakes an amount equal to the principal balance, of the Subrogated Loan including any unreinsured interest that may have been capitalized, insured accrued interest, and Special Allowance collectible. After such payment, the subrogation right purchased by Great Lakes is void and such Loan shall be deemed a Loan subject to this Agreement and will no longer be a Subrogated Loan.

     Except as to loans originated pursuant to section 2(a), Great Lakes does not assume, and acceptance for servicing shall not result in, any responsibility for the correctness or completeness of Loan related papers transmitted to Great Lakes as a part of or in conjunction with the commitment of any Loans to Great Lakes for servicing, and Great Lakes shall not be responsible for any procedural errors or omissions (including due diligence violations) which may have occurred prior to initiation of servicing of a Loan hereunder by Great Lakes.

7. Confidentiality. Information about each borrower furnished to Great Lakes hereunder is furnished upon the express condition that the information will be kept confidential by Great Lakes. All such information, except as may be otherwise required by statute, by court order or as may be necessary in Great Lakes’ reasonable judgment to the performance of the services required under this Agreement, shall be held in confidence by Great Lakes.

8. Examination of Records. The Lender or its designated representative may at any time during Great Lakes’ regular business hours examine, at the sole expense of the Lender, the records which Great Lakes maintains on the Lender’s loans.

9. Termination.

     (a) This Agreement shall remain in full force and effect until terminated or modified as provided herein. This Agreement may be terminated only at the end of a calendar quarter (March 31, June 30, September 30, December 31), and only if written notice is given: (i) by the Lender to Great Lakes at least 30 days prior to the end of a calendar quarter, or (ii) by Great Lakes to the Lender at least 180 days prior to the end of a calendar quarter.

     (b) In the event that this Agreement is terminated as provided in subsection (a) above, Great Lakes shall continue its full servicing until the date of termination and shall provide to the Lender a full set of periodic reports, adjusted through the date of termination. Great Lakes shall retain all notes, records and papers, as well as a copy of all computer-stored data relating to the Lender’s accounts as required by the Act. Great Lakes shall make available to the Lender on demand copies of all computer records relating to the Lender’s accounts. Such copies of the computer records will be provided and updated at the times desired by Lender in order to facilitate a transfer to another servicing agent. The Lender agrees to pay Great Lakes the servicing removal fee identified on Schedule A. Upon the Lender’s request, Great Lakes may agree to provide servicing removal services beyond those identified in this section. Such agreement between Great Lakes and the Lender shall include sufficient additional charges to cover Great Lakes’ costs. Great Lakes agrees that Lender shall be entitled to injunctive relief to enforce the provisions of this subsection.

     (c) The Lender shall be liable for all charges incurred for services performed pursuant to this Agreement up to the termination date.

     (d) Great Lakes shall continue to be liable for all acts or failures to act which occur prior to termination (or the following loan transactions: sale or transfer to another Lender, servicing transfer to Lender or another servicer, purchase by the guarantor or payment in full), but shall not be liable for post-termination activities except that Great Lakes shall be obligated to remit to the Lender any collections received by Great Lakes subsequent to termination and to provide the reports and records herein required.

10. Amendments. Except as provided in section 5, this Agreement may be amended by Great Lakes at anytime upon 30 days written notice to the Lender, provided that the provisions of this Agreement shall at all times be consistent with the Act and applicable regulations. In the event of any such modification by Great Lakes the Lender has 30 days in which to accept or reject the modification by notice in writing. In the event of rejection of proposed modification, either party may exercise its right to terminate as provided in section 9. In the event of termination for this reason, such modification shall not apply to the Lender.

11. Governing Law. This Agreement shall be interpreted under the laws of the State of Wisconsin.

12. No Implied Waiver. Any waiver or modification, expressed or implied, by Great Lakes or by the Lender of any breach of this Agreement shall not be construed to be a waiver of any such breach or any acquiescence thereto; nor shall any delay or omission by Great Lakes or by the Lender to exercise any right arising from any such breach affect or impair the respective party’s right to such breach or any future breach.

13. Arbitration. In the event that the parties hereto shall fail to agree regarding any provision of this Agreement, such disputes shall be resolved by arbitration procedures established by the American Arbitration Association by a panel of three neutral arbitrators who shall render a written opinion explaining the reasons for their award. The decision of any arbitrator under this paragraph shall be final and binding upon the parties.

14. Limitation of Liability. Great Lakes and the Lender recognize that Great Lakes’ Lender servicing programs are separate and distinct from GLHEGC’s guarantee program. The Lender specifically agrees to look only to Great Lakes in its capacity as a servicing agent for any claims under this Agreement relating to its functions as servicing agent. Lender specifically waives any claim against GLHEGC’s Guarantee Fund as defined in 34 CFR 682.410(a)(1) and against GLHEGC’s Federal Reserve Fund and Administrative Operating Fund and all other escrows required under the Higher Education Act of 1965 as amended for claims under this Agreement.

15. Assignment. Lender may assign this Agreement to any affiliate and Great Lakes may assign this Agreement to any affiliate to which its FFELP lender servicing program is transferred in whole or substantial part. Except as provided herein, this Agreement may not be assigned without the prior consent of the non-assigning party, which shall not be unreasonably withheld.

16. Compliance With Lender Bond Documents. In the event that any Loans which Lender delivers to Great Lakes for servicing hereunder constitute “Financed Student Loans” under the Indenture: of Trust dated as of January 1, 2004 (the “Indenture”), between Lender and The Bank of New York, as Eligible Lender Trustee and The Bank of New York as Indenture Trustee (the “Trustee”), or are pledged in connection with, or constitute collateral under any similar indenture or loan agreement pledging or granting to any entity a security interest therein (all such Loans or other loans pledged to or held by a trustee or other entity are hereafter referred to as the “Pledged Education Loans”), Great Lakes agrees as follows:

     (a) At the request of the Trustee or other pledgee of such Pledged Education Loans, Great Lakes will enter into a Custodian Agreement or other similar document, in form and substance reasonably acceptable to Great Lakes, Lender and such Trustee or other pledgee, for the purpose of establishing a bailment with respect to any Pledged Education Loans pledged to the Trustee or other pledgee.

     (b) Great Lakes shall hold all Pledged Education Loans and related documentation as bailee for and on behalf of the Trustee (or such other pledgee as may be applicable) for Trustee’s intended purpose of perfecting the security or other interests of such Trustee or other pledgee therein.

     (c) All sums received by Great Lakes with respect to Pledged Education Loans shall be held on behalf of the Trustee or other applicable pledgee, including but not limited to, all payments of principal and interest, and insurance or guarantee payments. All such funds shall be held in a segregated account (which may, however, contain funds belonging to other Great Lakes servicing customers, including Great Lakes affiliates) and shall not be commingled with any of Great Lakes’s other funds and shall be accounted for such that all such funds are identified separately from all other payments received by Great Lakes in respect of the servicing of loans. Any such amounts, if received by Great Lakes, shall be remitted only to the Trustee or other pledgee, and not to the Lender, unless otherwise directed by the Trustee or other applicable pledgee.

     (d) If any Education Loans are Pledged Education Loans, all periodic reports required to be furnished pursuant to this Agreement shall be furnished to the Trustee.

     (e) With respect to the servicing of any Pledged Education Loans on behalf of or for the benefit of the Trustee or any other applicable pledgee, no amendment, modification, or addition to this Agreement shall be effective with respect to any Trustee or such other applicable pledgee without their written approval.

     (f) Great Lakes waives any lien that it might have pursuant to statute or otherwise available at law or in equity on any and all notes evidencing Pledged Education Loans held by it on behalf of the Trustee, and on all related documentation, including all moneys and proceeds derived therefrom or relating thereto. Notwithstanding the foregoing, if Great Lakes incurs cost or expense (i) due to an “unreasonable act” of a Guarantor resulting in the Guarantor’s refusal to pay a claim, or (ii) due to Lender failing to make payments to the Secretary of Education as required by law or Regulation, Great Lakes may offset such cost or expense against moneys derived from Pledged Education Loans serviced by Great Lakes and held by Lender on behalf of the Trustee. In addition, Great Lakes may offset against such derived moneys in the event fees due it are not paid in accordance with this agreement.

     (g) Great Lakes shall administer and collect all Pledged Education Loans in a competent, diligent and orderly fashion and in accordance with all requirements of the Act, the Secretary and this Agreement.

If there is an Event of Default under the Indenture and the Trustee forecloses on its security interest on the Education Loans, then the Trustee shall assume all duties and obligations of the Issuer Lender hereunder.

17. Notices. All notices, requests, demands or other instruments which may or are required to be given by any party to any other party shall be in writing and such shall be deemed to have been properly given when served personally on an officer of the entity to which such notice is to be given, or upon expiration of a period of 48 hours from and after the postmark thereof when mailed postage prepaid by registered or certified mail, requesting return receipt, addressed as follows:

If intended for Great Lakes Educational Loan Services, Inc.:

Chief Servicing Officer
Great Lakes Educational Loan Services, Inc.
2401 International Lane
P.O. Box 7858
Madison, WI 53707
If intended for Lender:

Consolidation Loan Funding II, LLC
c/o CLF II ManagementCorp.
Attn: Mr. Ryan D. Katz, President
9477 Waples Street
Suite 100
San Diego, CA 92121

With copies to:

The Bank of New York Trust Company, N.A.
Attn: Corporate Trust Manager
10161 Centurion Parkway, 2nd Floor
Jacksonville, FL 32256

-and-

John J. Witmeyer III, Esq.
Ford Marrin Esposito Witmeyer & Gleser, L.L.P.
Wall Street Plaza
New York, NY 10005-1875

     In Witness Whereof, the parties hereto have executed this Agreement as of the date and year first above written.

CONSOLIDATION LOAN FUNDING II, LLC		GREAT LAKES EDUCATIONAL LOAN
By:	CLF II ManagementCorp., Manager	SERVICES, INC.

By:	/s/ Ryan D. Katz	By:	/s/ Michael J. Noack

	Ryan D. Katz		Michael J. Noack
	President		Chief Operating Officer

GREAT LAKES EDUCATIONAL LOAN SERVICES, INC.
STUDENT LOAN ORIGINATION AND SERVICING AGREEMENT
CONSOLIDATION LOAN FUNDING II, LLC, AS BENEFICIAL OWNER OF LOANS THE
LEGAL TITLE TO WHICH WILL BE HELD BY THE BANK OF NEW YORK TRUST
COMPANY, N.A., AS ELIGIBLE LENDER TRUSTEE

SCHEDULE A – FEES
(Effective January 1, 2004)

The Lender agrees to pay the following fees to Great Lakes upon receipt of a monthly statement for services rendered pursuant to this agreement:

     Origination Fee:

$28.00 per originated Consolidation loan

$20.00 per application processed which does not result in a Consolidation loan

     Monthly Service Fees:

$1.25 per borrower per month during interim (in-school) period

$3.05 per borrower per month during grace period

$3.25 per borrower per month during first 12 months of repayment servicing

$2.88 per borrower per month during the remainder of the repayment period

     Servicing Removal Fee:

$14.00 per account plus the actual cost of additional services requested to remove an active account from the servicing system

     Late Charge Assessment Fee:

Great Lakes shall receive 25% of the late fee revenue collected from delinquent borrowers

Subsidized, unsubsidized and HEAL loans are each billed separately for origination fees even if they are processed on the same application.

Consolidation loans will be charged the standard repayment servicing fees. The total monthly amount due will be the actual fees calculated as described above, or $75, whichever is greater.

Great Lakes may agree to provide the lender with services beyond those normally included in the servicing program. Such agreement between Great Lakes and the lender shall include sufficient additional charges to cover Great Lakes’ costs.

Increases or decreases to this fee schedule may be made from time to time as provided in Section 5 of this agreement.